                                                                    EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

              IPC HOLDINGS, LTD. REPORTS THIRD QUARTER 2006 RESULTS

PEMBROKE, BERMUDA, October 24, 2006. IPC Holdings, Ltd. (NASDAQ: IPCR) today reported net income for the quarter ended September 30, 2006 of $115.0 million, or $1.60 per common share, compared to a net loss of $(656.6) million, or $(13.57) per common share, for the third quarter of 2005. For the nine months ended September 30, 2006, IPC reported net income of $286.4 million, or $3.99 per common share, compared to a net loss of $(548.6) million, or $(11.34) per common share, for the corresponding period of 2005.

                                                                                           Nine months ended
                                                         Quarter ended September 30,         September 30,
                                                         ---------------------------   -------------------------
                                                              2006          2005           2006          2005
                                                          -----------   -----------    -----------   -----------
                                                          (unaudited)   (unaudited)    (unaudited)   (unaudited)
                                                                 (expressed in thousands of U.S. Dollars,
                                                                        except per share amounts)
NET OPERATING INCOME (LOSS)                               $   105,893   $  (654,568)   $   285,455   $  (544,384)
Net realized gains (losses) on investments                      9,072        (2,002)           979        (4,180)
                                                          -----------   -----------    -----------   -----------
NET INCOME (LOSS)                                         $   114,965   $  (656,570)   $   286,434   $  (548,564)
                                                          -----------   -----------    -----------   -----------
Preferred dividend                                              4,329            --         12,941            --
                                                          -----------   -----------    -----------   -----------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS        $   110,636   $  (656,570)   $   273,493   $  (548,564)
                                                          ===========   ===========    ===========   ===========

Basic net income (loss) available to common
   shareholders, per common share                         $      1.74   $    (13.57)   $      4.30   $    (11.34)
Diluted net income (loss) per common share                $      1.60   $    (13.57)   $      3.99   $    (11.34)

NET OPERATING INCOME (LOSS) PER COMMON SHARE (DILUTED)    $      1.47   $    (13.53)   $      3.97   $    (11.26)
Weighted average number of common shares - basic           63,646,666    48,385,232     63,629,883    48,354,839
Weighted average number of common shares - diluted         71,855,963    48,385,232     71,838,779    48,354,839

NON-GAAP FINANCIAL MEASURES:

In addition to the GAAP financial measures set forth herein, IPC Holdings, Ltd. (the "Company") has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. "Net operating income (loss)" and its per share equivalent, as used herein, differ from "net income (loss)" and its per share equivalent under GAAP, which the Company believes is the most directly comparable GAAP measure. Net operating income (loss) is a common performance measurement which, as calculated by the Company, is net income (loss) excluding net realized gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. We believe that the presentation of net operating income (loss) provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with our peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating income as a non-GAAP measure in assessing IPC's overall financial performance.

RESULTS OF OPERATIONS:

For the quarter ended September 30, 2006, our net operating income was $105.9 million, or $1.47 per share, compared to a net operating loss of $(654.6) million, or $(13.53) per share for the third quarter of 2005. For the nine months ended September 30, 2006, our net operating income was $285.5 million, or $3.97 per common share, compared to a net operating loss of $(544.4) million, or $(11.26) per common share, for the corresponding period in 2005.

President and Chief Executive Officer Jim Bryce commented: "We are gratified to report on continued reinsurance market underwriting discipline, following the traumatic losses of 2005. Accordingly, we believe that the escalating prices seen for U.S. business during 2006, will continue for the majority of U.S. renewals at January 1, 2007. We see continuing disarray in the retrocessional arena, which has spurred continued "sidecar" formation. Nevertheless, demand continues to exceed supply, primarily for national U.S. accounts and retrocessional capacity. We have also witnessed the virtual disappearance of 'worldwide' territorial coverage, which could result in upward pressure on rates outside the United States. We believe IPC is strongly positioned to provide our clients with much needed capacity as we enter the 2007 renewal season."

In the quarter ended September 30, 2006, we wrote gross premiums of $56.3 million, compared to $166.0 million in the third quarter of 2005. This decrease was primarily due to the impact of accrued reinstatement premiums resulting from estimated incurred losses arising from hurricane Katrina in the third quarter of 2005. Reinstatement premiums were $117.3 million less in the third quarter of 2006, compared to the third quarter of 2005. The effect of changes to business written for existing clients, which includes pricing, changes to program structure and/or renewal dates, as well as changes to foreign exchange rates, was a $15.0 million increase in the third quarter of 2006, compared to the third quarter of 2005. In addition, we wrote new business of $2.7 million, which partially offset business that we did not renew, which totalled $9.3 million. Excess of loss premium adjustments were $0.5 million less in the quarter ended September 30, 2006 in comparison to the third quarter of 2005. For the nine months ended September 30, 2006, we wrote gross premiums of $412.2 million, compared to $458.8 million for the corresponding period of 2005. As noted above, the primary reason for the decrease was the reduction in reinstatement premiums, which were $128.0 million lower for the nine months ended September 30, 2006, compared to the corresponding period of 2005. This was partially offset by the effect of changes to business written for existing clients, including pricing, changes to program structure and/or renewal dates, as well as changes to foreign exchange rates, which totalled an increase of $78.7 million. New business in the nine months ended September 30, 2006 totalled $25.3 million, which offset $24.9 million not renewed during the same period. In addition, excess of loss premium adjustments were $2.6 million higher in the first nine months of 2006 compared to the corresponding period of 2005.

In the third quarter of 2006, we ceded $1.6 million of premiums to our retrocessional facilities, compared with $1.9 million for the quarter ended September 30, 2005. The actual contracts ceded are at IPC's underwriters' judgement in optimizing the risk profile of the portfolio, which can cause premiums ceded to vary as a proportion of our gross writings, from quarter to quarter. In the nine months ended September 30, 2006, we ceded $17.0 million to our retrocessional facilities, compared to $20.4 million ceded in the corresponding period of 2005.

We earned net premiums of $107.8 million in the third quarter of 2006, compared to $207.3 million in the third quarter of 2005. This decrease is due to the impact of the reductions to reinstatement premiums, as discussed above. Similarly, as a result of this decrease, for the nine months ended September 30, 2006 we earned net premiums of $295.6 million, compared to $376.5 million in the corresponding period of 2005.

We earned net investment income of $25.4 million in the quarter ended September 30, 2006, compared to $15.7 million in the third quarter of 2005. In the third quarter of 2005 we received dividends of $0.5 million from our investments in equity funds and a fund of hedge funds. In the third quarter of 2006, we did not receive any dividends from these investments; however, we benefitted from an increase in the average yield of our fixed income investment portfolio, as well as a significant increase in the average balance of invested assets, which primarily resulted from our capital-raising which took place in November 2005. For the nine months ended September 30, 2006 we earned net investment income of $81.1 million, compared to $48.1 million in the corresponding period in 2005. In the nine month period of 2006, we received dividends of $9.4 million for the investments noted above, compared to $6.1 million in dividends in the corresponding period of 2005. The benefits of improved yield and increased average balance of invested assets noted above were also applicable to the nine month period ended 2006.

We realized a net gain of $9.1 million from investments in the quarter ended September 30, 2006, compared to a net realized loss from investments of $(2.0) million in the third quarter of 2005. Net realized gains and losses fluctuate from period to period, depending on the individual securities sold. In July 2006, we sold a $20 million portion of our investment in a global equity fund, realizing a gain of $8.2 million. Our net realized gain in the third quarter of 2006 includes a write-down of $0.9 million in the cost basis of certain fixed income securities where management has determined there had been a decline in value which was other than temporary, caused by changes in interest rates. For the nine months ended September 30, 2006 we realized a net gain from investments of $1.0 million, which is net of an other-than-temporary impairment charge of $26.6 million. In June 2006, we sold our investment in an equity fund with attributes similar to those of the S & P 500 Index, realizing a $27.8 million gain. The proceeds were used to invest in an Ireland-based fund with similar attributes. By comparison, we realized a net loss from investments of $(4.2) million in the corresponding period of 2005.

In the quarter ended September 30, 2006, we incurred net losses and loss adjustment expenses of $7.9 million, compared to $856.0 million for the third quarter of 2005. Our net losses in the third quarter of 2006 include $4.9 million for super-typhoon Shanshan, which made landfall in Japan in September, 2006. The balance of the incurred losses in the third quarter of 2006 related to reserves established for pro rata treaty business. Our loss ratio, which is the ratio of net losses and loss adjustment expenses to net premiums earned, was 7.4% for the quarter ended September 30, 2006, compared to

412.9% for the third quarter of 2005. For the nine months ended September 30, 2006 we incurred net losses of $43.4 million, compared to $918.3 million in the corresponding period of 2005. Incurred losses in the nine month period ended 2006 include claims from cyclone Larry, which struck Queensland, Australia on March 20, 2006, for which we have estimated total net claims in the amount of $7.3 million. In addition to losses from super-typhoon Shanshan, the balance of the incurred losses in the nine month period ended 2006 related to minor development from the major windstorms of 2005 ($17.0 million), two accidents which occurred in 2005: an explosion which occurred in the U.K. in December 2005, and a train wreck and associated chemical spill which took place in South Carolina in January 2005 (combined amount $7.3 million) and reserves established for pro rata treaty business. Our loss ratio for the nine months ended September 30, 2006 was 14.7%, compared to 244.0% for the corresponding period of 2005.

Our net acquisition costs, which are primarily commissions and fees paid to brokers for the production of business, were $9.9 million for the third quarter of 2006, compared to $14.2 million in the third quarter of 2005. These costs have decreased as a result of the reduction in earned premiums and the brokerage thereon, after taking into account the impact of reinstatement premiums accrued in the third quarter of 2005. In the nine month period ended September 30, 2006, net acquisition costs amounted to $27.7 million, compared to $30.7 million for the corresponding period of 2005. This decrease is also the result of the decrease in earned premiums, caused by the reductions in reinstatement premiums and the brokerage thereon. General and administrative expenses totaled $10.4 million in the third quarter of 2006, compared to $9.2 million in the third quarter of 2005. Areas of increase include salaries and other compensation, letter of credit charges, professional and consultancy fees, and service fees expensed as a result of the expiration of our previous administrative services agreement. For the nine months ended September 30, 2006, general and administrative expenses totaled $25.6 million, compared to $21.0 million in the corresponding period of 2005. This increase is the result of legal fees in connection with our shelf registration statement filed in April 2006, the set-up costs of our new syndicated revolving credit/letter of credit facility, as well as the items listed above.

Our expense ratio, which is the ratio of net acquisition costs plus general and administrative expenses to net premiums earned, was 18.8% for the third quarter of 2006, compared to 11.3% for the third quarter of 2005. For the nine months ended September 30, 2006, our expense ratio was 18.0%, compared to 13.7% in the corresponding period of 2005. The expense ratios in 2006 are higher because of the significant reduction in reinstatement premiums, in comparison to 2005.

On October 24, 2006, the Board of Directors declared a quarterly dividend of $0.16 per common share, payable on December 14, 2006, to shareholders of record on November 29, 2006. In addition, the Board of Directors declared a preferred dividend of $0.475781 per Series A Mandatory Convertible preferred share, payable on November 15, 2006 to preferred shareholders of record on November 1, 2006.

Our management will be holding a conference call to discuss these results at 8:30 a.m. Eastern time tomorrow, October 25, 2006. This conference call will be broadcast simultaneously on the internet and can be accessed from our website at www.ipcre.bm, under the 'News' / 'Webcasts' section, and a replay of the call will also be available at this site from 10:30 a.m. Eastern time until 12:00 midnight Eastern time on Wednesday, November 1, 2006.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," "expects" and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (f) other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

          CONTACT: JIM BRYCE, PRESIDENT AND CHIEF EXECUTIVE OFFICER OR JOHN
                   WEALE, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                   TELEPHONE: 441-298-5100

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

 (Expressed in thousands of United States dollars, except for per share amounts)

                                                                        As of               As of
                                                                 September 30, 2006   December 31, 2005
                                                                 ------------------   -----------------
                                                                    (unaudited)
ASSETS:
Fixed maturity investments:
   Available for sale, at fair value                                 $1,896,541          $ 1,998,606
Equity investments: available for sale, at fair value                   546,619              530,127
Cash and cash equivalents                                                50,916               31,113
Reinsurance premiums receivable                                         182,917              180,798
Deferred premiums ceded                                                   6,463                4,120
Losses and loss adjustment expenses recoverable                           2,137                1,054
Accrued investment income                                                22,937               19,885
Deferred acquisition costs                                               18,633                7,843
Prepaid expenses and other assets                                         3,234                4,735
                                                                     ----------          -----------
   TOTAL ASSETS                                                      $2,730,397          $ 2,778,281
                                                                     ==========          ===========
LIABILITIES:
Reserve for losses and loss adjustment expenses                      $  652,015          $ 1,072,056
Unearned premiums                                                       168,335               66,311
Reinsurance premiums payable                                              9,698                4,991
Deferred fees and commissions                                             2,348                1,363
Accounts payable and accrued liabilities                                 14,768               17,160
                                                                     ----------          -----------
   TOTAL LIABILITIES                                                    847,164            1,161,881
                                                                     ----------          -----------
SHAREHOLDERS' EQUITY:
Share capital:
   Common shares outstanding, par value U.S.$0.01                           637                  637
   Mandatory convertible preferred shares, par value U.S.$0.01               90                   90
Additional paid-in capital                                            1,475,092            1,473,257
Deferred stock grant compensation                                        (1,788)              (2,492)
Retained earnings                                                       295,088               52,126
Accumulated other comprehensive income                                  114,114               92,782
                                                                     ----------          -----------
   TOTAL SHAREHOLDERS' EQUITY                                         1,883,233            1,616,400
                                                                     ----------          -----------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY:                       $2,730,397          $ 2,778,281
                                                                     ==========          ===========

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                (Expressed in thousands of United States dollars)

                                                      Quarter                Nine months ended
                                                ended September 30,            September 30,
                                             -------------------------   -------------------------
                                                 2006          2005          2006          2005
                                             -----------   -----------   -----------   -----------
                                             (unaudited)   (unaudited)   (unaudited)   (unaudited)
REVENUES:
Gross premiums written                        $ 56,288      $ 165,980     $412,206      $ 458,815
Premiums ceded                                  (1,585)        (1,948)     (16,974)       (20,404)
                                              --------      ---------     --------      ---------
Net premiums written                            54,703        164,032      395,232        438,411
Change in unearned premium reserve, net         53,137         43,259      (99,679)       (61,953)
                                              --------      ---------     --------      ---------
Net premiums earned                            107,840        207,291      295,553        376,458
Net investment income                           25,383         15,731       81,051         48,103
Net realized gains (losses) on investments       9,072         (2,002)         979         (4,180)
Other income                                       979          2,141        2,741          4,277
                                              --------      ---------     --------      ---------
                                               143,274        223,161      380,324        424,658
                                              --------      ---------     --------      ---------
EXPENSES:
Net losses and loss adjustment expenses          7,918        855,977       43,401        918,347
Net acquisition costs                            9,869         14,160       27,701         30,722
General and administrative expenses             10,435          9,200       25,556         20,993
Net exchange loss (gain)                            87            394       (2,768)         3,160
                                              --------      ---------     --------      ---------
                                                28,309        879,731       93,890        973,222
                                              --------      ---------     --------      ---------
NET INCOME (LOSS)                             $114,965      $(656,570)    $286,434      $(548,564)
Preferred dividend                               4,329             --       12,941             --
                                              --------      ---------     --------      ---------
NET INCOME (LOSS) AVAILABLE TO COMMON
   SHAREHOLDERS                               $110,636      $(656,570)    $273,493      $(548,564)
                                              ========      =========     ========      =========
Loss and loss expense ratio (1)                    7.4%         412.9%        14.7%         244.0%
Expense ratio (2)                                 18.8%          11.3%        18.0%          13.7%
Combined ratio (Sum of 1 + 2)                     26.2%         424.2%        32.7%         257.7%